Exhibit 10.61

AMENDMENT TO COMPROMISE, SETTLEMENT AND MUTUAL RELEASE AGREEMENT

This Amendment to the Compromise, Settlement and Mutual Release Agreement (“Settlement Agreement”) dated as of September 1, 2002 between Buckeye Retirement Co., L.L.C., Ltd. (“Buckeye”) of Newton Falls, Ohio, and Murdock Communications Corporation (“MCC”) of Cedar Rapids, Iowa, and Guy O. Murdock, an individual residing in Cedar Rapids, Iowa (“Murdock”) is for the purpose of changing the date of the closing as defined in Section 7.1 of the Settlement Agreement.

That MCC entered into a Definitive Merger Agreement (the “Merger” or “Merger Agreement”) with Polar Molecular Corporation (“Polar”) on December 19, 2001 and that the Merger is still in the process of being consummated.

That the original date as stipulated for closing under 7.1 has passed and therefore an amendment is needed to change the date to be that of the “Closing of the Merger”. For purposes of this amendment “Closing of the Merger” or “Effective Time” shall refer to the date and time of effectiveness of the Merger in the State of Delaware. At such time as the Closing of the Merger the Settlement Agreement will be effective and if the Merger Agreement in not consummated then the Settlement Agreement will be null and void.

That all other terms and conditions of the Settlement Agreement remain the same.

In Witness Whereof, the Parties have executed this Amendment.

BUCKEYE RETIREMENT CO., L.L.C., LTD

By:	/s/ WILLIAM E. SHAULIS	Title:	Manager
Date:	05/07/03

MURDOCK COMMUNICATIONS CORPORATION

By:	/S/ WAYNE WRIGHT	Title:	Principal Acctg Officer
Date:	5/7/03

GUY O. MURDOCK, INDIVIDUALLY

By:
Date: